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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NAM CORPORATION

                 (Under Section 242 of General Corporation Law)


                  NAM CORPORATION, a corporation organized and existing under General Corporation Law of the State of Delaware (the "Corporation"), in order to amend its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), does hereby certify that:

         FIRST:  The name of the Corporation is NAM Corporation.

         SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

               Article FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follow:

                  "FIRST: The name of the Corporation is clickNsettle.com, Inc."

         THIRD: The amendments effected hereby were authorized by a vote of the holders of a majority of all of the outstanding shares entitled to vote thereto pursuant to Sections 211 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, NAM Corporation has caused this certificate to be signed this 15th day of June, 2000.



                                                  NAM CORPORATION


                                                  By: /s/ Roy Israel
                                                      ------------------------
                                                      Roy Israel, President


ATTEST:


/s/ Carla Israel
-----------------------
Carla Israel, Secretary